Exhibit 10.5
Goldman Sachs Mitsui Marine Derivative Products L.P. | 85 Broad Street | New York, New York 10004 | Tel: 212-902-1000
SWAP 1 CONFIRMATION (A-2b)
May 19, 2008

To:	DaimlerChrysler Auto Trust 2008-B
Contact:	c/o BNYM (Delaware)
100 White Clay Center, Route 273
P.O. Box 6995
Newark, Delaware 19714
Attention: Corporate Trust Administration
Facsimile: +1 (302) 453-4400

Copy:	The Bank of New York
101 Barclay Street, 8W
New York, NY 10286
Attention: Asset Backed Securities Unit
email: jbobko@bankofny.com

and

DaimlerChrysler Financial Services Americas LLC
CIMS 405-25-10
27777 Inkster Road
Farmington Hills, MI 48335
Attention: Paul Colenso
Facsimile: +1 (248) 427-4267

and

DaimlerChrysler Financial Services Americas LLC
CIMS 405-25-10
27777 Inkster Road
Farmington Hills, MI 48335
Attention: Q. Gwynn Lam, Assistant General Counsel
Facsimile: +1 (248) 427-2550

From:	Goldman Sachs Mitsui Marine Derivative Products, L.P.
Contact:	85 Broad Street
New York, New York 10004
Attention: Swap Administration
Facsimile: +1 (212) 902-1000
Re:     Interest Rate Swap — A-2b Notes, Reference No LTAA1714197896.0.0.0
Ladies and Gentlemen:
          The purpose of this revised letter agreement is to confirm the terms and conditions of the Swap Transaction entered into between Goldman Sachs Mitsui Marine Derivative Products, L.P. (“Party

A”) and DaimlerChrysler Auto Trust 2008-B (“Party B”) on the Trade Date listed below (the "Transaction”). This communication supersedes and replaces all prior communication between the parties hereto with respect to the Transaction described below. This letter constitutes a "Confirmation” as referred to in the Agreement specified below.
          The definitions and provisions contained in the 2006 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) are incorporated into this Confirmation. For these purposes, all references in those Definitions to a “Swap Transaction” shall be deemed to apply to the Transaction referred to herein. In the event of any inconsistency between those Definitions and this Confirmation, this Confirmation will govern.
          1. This Confirmation supplements, forms part of, and is subject to, the 1992 ISDA Master Agreement (Multicurrency-Cross Border), including the Schedule thereto, dated as of May 19, 2008, as amended and supplemented from time to time (the “Agreement”) between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.
          2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Party A:	Goldman Sachs Mitsui Marine Derivative Products, L.P.

Party B:	DaimlerChrysler Auto Trust 2008-B

Trade Date:	May 5, 2008

Effective Date:	May 19, 2008

Notional Amount:	For the first Calculation Period, the Notional Amount of this Transaction for purposes of calculating payments due by either party on the first Payment Date will be $370,000,000.00. With respect to any subsequent Calculation Period up through and including the Calculation Period ending on but excluding July 8, 2011 the Notional Amount will be the Note Balance for the A-2b Notes, after giving effect to all amounts distributed as of the Payment Date that is the first day of such Calculation Period, as stated on the Distribution Statement to Noteholders relating to such Payment Date (the “Actual Balance”). Party B shall determine the Actual Balance and shall inform Party A of such determination on such Payment Date. For the avoidance of doubt, after the first Calculation Period, Party B shall notify Party A on each Floating Rate Payer Payment Date of the Actual Balance, determined in accordance with the foregoing sentence, relating to the Notional Amount that relates to the next Floating Rate Payer Payment Date.

For the avoidance of doubt, the Notional Amount shall not be reduced as a result of a liquidation of Collateral following an “Event of Default” (as defined in the Indenture).

Termination Date:	The earlier of (i) July 8, 2011, (x) not subject to adjustment with respect to the Fixed Rate Payer payment obligations and (y) subject to adjustment in accordance with the Following Business Day Convention with respect to the Floating Rate Payer payment obligations or (ii) the date on which the Notional Amount is equal to zero, subject to adjustment in accordance with the Modified Following Business Day Convention.

Fixed Amounts

Fixed Rate Payer:	Party B.

Fixed Rate Payer Payment Date:	The 8th day of each calendar month, commencing June 9, 2008, and ending on the Termination Date, subject to adjustment in accordance with the Modifed Following Business Day Convention.

Fixed Rate:	4.071%.

Fixed Rate Day Count Fraction:	30/360

Fixed Rate Period End Dates:	No Adjustment.

Floating Amounts

Floating Rate Payer:	Party A.

Floating Rate Payer Payment Dates:	The 8th day of each calendar month, commencing June 9, 2008, and ending on the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

Floating Rate for the initial Calculation Period:	(The Linear Interpolation of USD-LIBOR-BBA with a Designated Maturity of 2 weeks and USD-LIBOR-BBA with a Designated Maturity of 1 month) plus Floating Rate Spread.

Floating Rate Option:	USD-LIBOR-BBA.

Floating Rate Spread:	Plus 0.93%

Designated Maturity:	One month.

Floating Rate Day Count Fraction:	Actual/360.

Reset Dates:	The first day of each Floating Rate Payer Calculation Period.

Floating Rate Period End Dates:	Adjusted in accordance with the Modified Following Business Day Convention.

Business Days:	New York

3. Account Details

Payments to Party A:	JPMorgan
New York, New York
ABA No.: 021000021
Account No.: 9301034733
Entity Name: Goldman Sachs Mitsui Marine
Derivative Products, L.P.

Payments to Party B:	Citibank, N.A.
New York, New York
ABA No.: 021000089
Account No.: 107459
Ref: DCAT 2008-B Deposit A/C

Party A Operations Contact:	Goldman Sachs Capital Markets, L.P.
85 Broad Street
New York, New York 10004
Attention: Swap Administration
Telephone: +1 (212) 902-1000
Telefax: +1 (212) 902-5692

Party B Operations Contact:	Citibank, N.A.
Attention: Cirino Emanuele
Telephone: +1 (212) 816-5614
Telefax: +1 (212) 816-5527

          Please confirm that the foregoing correctly sets forth the revised terms of our agreement by executing this Confirmation and returning it to us.

Best Regards,

GOLDMAN SACHS MITSUI MARINE DERIVATIVE PRODUCTS, L.P.

By: GSMMDPGP, INC., its general partner

By:	/s/ Christina A. Pascual
Name: Christina A. Pascual
Title: Vice President

DAIMLERCHRYSLER AUTO TRUST 2008-B

By: BNYM (DELAWARE) not in its individual capacity but solely as Owner Trustee

By:	/s/ James Ambagis
Name: James Ambagis
Title: Assistant Vice President
GS/DCAT 2008-B SWAP 1 CONFIRMATION (A-2b)